Consent of Independent Auditors

We consent to the reference to out firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-0000) and related Prospectus of Derma Sciences, Inc. for the registration of 3,750,000 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 1997, with respect to the financial statements of Derma Sciences, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.




                                                     /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvaina
February 10, 1998